Exhibit 10.4

SECURITIES ASSIGNMENT AGREEMENT

This Securities Assignment Agreement (this “Agreement”), dated as of January 27, 2021, is made and entered into by and between Jeremy S. Schein (the “Initial Purchaser”) and Corsair Partnering Sponsor LP, a Cayman Islands limited partnership (the “Sponsor”).

WHEREAS, Corsair Partnering Corporation, a Cayman Islands exempted company (the “Company”) and the Initial Purchaser entered into that certain Securities Subscription Agreement, dated as of January 8, 2021, by and between the Initial Purchaser and the Company (the “Subscription Agreement”), pursuant to which the Company issued and sold 120,000 Class B ordinary shares, $0.0001 par value per share (the “Class B Shares”), and 2,300,000 Class F ordinary shares, $0.0001 par value per share (the “Class F Shares” and together with the Class B Shares, the “Shares”), to the Initial Purchaser for a sum of $25,000, $18,750 of which was paid respect of the Class B Shares and $6,250 of which was paid in respect of the Class F Shares;

WHEREAS, on January 22, 2021, the Initial Purchaser submitted to the Company a letter requesting: (a) the surrender of for cancellation and for nil consideration 157,500 Class F Shares each standing in the name of the Initial Purchaser in the register of members of the Company (the “Surrender”); and (b) the exchange of 130,000 Class F Shares each standing in the name of the Initial Purchaser in the register of members of the Company for a corresponding number of Class B Shares of a par value each, by way of repurchase of each Class F Share at par and the application of such repurchase consideration to the paying up of a Class B Share (the “Exchange”), and the Company accepted the terms of the Surrender and consummated the Exchange on such date, and made an entry on its register of members to the same effect (such resulting number of Shares owned by the Initial Purchaser after giving effect to the Surrender and the Exchange herein referred to as the “Subject Shares”);

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Initial Purchaser wishes to sell, assign and transfer the Subject Shares to the Sponsor, and the Sponsor wishes to purchase the Subject Shares from the Initial Purchaser and be bound by the terms of this Agreement;

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Assignment of Securities. The Initial Purchaser hereby sells, assigns and transfers to the Sponsor, and the Sponsor hereby purchases, the Subject Shares for an aggregate purchase price of $25,000.00 which was previously paid in connection with the Subscription Agreement by the Initial Purchaser;

Section 2. No Conflicts. Each party represents and warrants that neither the execution and delivery of this Agreement by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 3. Representations of the Sponsor.

(a) The Sponsor represents and warrants to the Initial Purchaser that, at the time the buy order for the Shares was originated, Sponsor was outside the United States and was not a U.S. person (and was not purchasing for the account or benefit of a U.S. person) within the meaning of Regulation S under the U.S. Securities Act of 1933, as amended (the “Act”).

(b) The Sponsor acknowledges, represents and agrees with the Initial Purchaser that the Shares are being offered for sale in a transaction not involving any public offering in the United States within the meaning of the Act. The Shares have not been registered under the Act or any U.S. securities laws and they are being offered for sale in a transaction not requiring registration under the Act. The Shares may not be reoffered, resold, pledged or otherwise transferred except (i) to a person whom the Sponsor reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A under the Act; (ii) in an offshore transaction complying with Rule 903 of Regulation S under the Act; (iii) pursuant to an exemption from registration under the Act provided by Rule 144 thereunder if available (“Rule 144”); (iv) to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Act) that, prior to such transfer, furnishes the Company’s transfer agent with a signed letter containing certain representations and agreements relating to the transfer of the Shares and, if such transfer is in respect of an aggregate principal amount of notes less than $250,000, an opinion of counsel acceptable to the Company, if the Company so requests, that the transfer is in compliance with the Act; (v) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel acceptable to the Company, if the Company so requests); (vi) to the Company; or (vii) pursuant to an effective registration statement under the Act, and, in each case, in accordance with all applicable U.S. state securities laws. The Sponsor will notify any subsequent purchaser from it of the resale restrictions set forth in the preceding sentence. Sponsor acknowledges that no representation is being made as to the availability of the exemption provided by Rule 144 for resales of the Shares.

(c) Sponsor acknowledges that it has had access to such financial and other information concerning the Company and the Shares as it has deemed necessary in connection with its decision to purchase any of the Shares, including any opportunity to ask questions of and request information from the Company. Sponsor represents that it has not relied upon the Initial Purchaser or any information provided by it in deciding to purchase the Shares.

(d) Sponsor understands that, until registered under the Act, the Shares will bear a legend to the effect set forth in clause (b) unless otherwise agreed by the Company.

Section 4. Assignment of Rights. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

Section 5. Miscellaneous. This Agreement, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

Section 6. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

JEREMY S. SCHEIN, as Initial Purchaser

By:	/s/ Jeremy S. Schein
Name: Jeremy S. Schein

CORSAIR PARTNERING SPONSOR LP

By:	Corsair Sponsor GP, its general partner

By:	/s/ Jeremy S. Schein
Name: Jeremy S. Schein
Title: Director

Acknowledged:

CORSAIR PARTNERING CORPORATION

By:	/s/ Jeremy S. Schein
Name: Jeremy S. Schein
Title: Director

[Signature Page to Securities Assignment Agreement]